ATTENTION:

THIS OPTION SHALL NOT BECOME EXERCISABLE
UNLESS AND UNTIL IT IS "ACCEPTED" BY THE OPTIONEE
IN THE MANNER DESCRIBED IN SECTION II(b) BELOW.

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

This NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (this "Agreement") is made as of the Grant Date (defined below), by and between Alpharma Inc., a Delaware (USA) Corporation with an address at One Executive Drive, Fort Lee, New Jersey 07024 (the "Company"), and the Optionee (defined below), pursuant and subject to the Company's 2003 Omnibus Incentive Compensation Plan (the "Plan"), on the following terms and conditions:
DEFINITIONS: The following terms shall have the following meanings when used in this Agreement.
"Expiration Date":	[10 years from the Grant Date, unless earlier terminated or accelerated]
"Grant Date":
"Number of Option Shares":
"Optionee":
"Option Price":
"Vesting Schedule":	[25% vesting on each of the first four anniversary dates of the Grant Date]

SECTION I

Defined Terms

Unless otherwise defined above or herein, or unless the context requires a different definition, capitalized terms used herein shall have the meanings assigned to them in the Plan.

SECTION II

GRANT OF OptionS, Price and Exercise

(a) GRANT; PRICE. Effective as of the Grant Date, the Company grants to the Optionee, subject to the terms and provisions set forth herein and in the Plan, the right and option to purchase all or any part of Number of Option Shares (defined above) of the presently authorized but unissued Class A Common Stock of the Company (the "Shares"), at the Option Price (defined above) per Share, which Option Price is not less than 100% of the fair market value of each Share on the Grant Date (the option hereby granted being referred to as the "Option"). This Option is not intended to be an "incentive stock option" within the meaning of the United States Internal Revenue Code of 1986, as amended from time to time.

(b) EXERCISABILITY. The Option shall not be considered granted or become exercisable unless and until the Optionee accepts the terms of this Agreement through the E*Trade system by clicking the button marked "ACCEPT" and completing each action required by the subsequent electronic prompts. By so accepting the Option, the Optionee is memorializing that he or she has accepted the Option as of the Grant Date. Thereafter, the Option shall be exercisable, subject to earlier termination or acceleration as specifically provided in this Agreement, in accordance with the Vesting Schedule (defined above). This Option shall be considered "Vested" for all purposes under this Agreement with respect to individual Shares upon the first date the Option is vested (exercisable) with respect to such Shares pursuant to the Vesting Schedule. Neither the Option nor any other rights granted under this Agreement may be exercised after the Expiration Date (defined above) and, before that time, the Option may be terminated or accelerated as hereinafter provided. (If the Company has no record of the Optionee's acceptance of the terms of this Agreement, or any other document required by the Company in connection with the Option, the Option shall be ineffective and the Optionee shall have no rights in the Option).

SECTION III

Exercise Procedure, Withholding, CONDITION TO EXERCISE And Securities laws matters

(a) EXERCISE. The Optionee shall exercise the Option by notifying the Company of the number of Shares that he or she desires to purchase and by delivering with such notice the full payment of the Option Price of the Shares being purchased. The Option Price shall be payable (1) in cash or its equivalent, (2) by tendering (either by actual delivery or attestation) previously acquired Shares, provided such Shares had been held by the Optionee for at least six (6) months prior to their tender or have been purchased on the open market, (3) in cash derived from the contemporaneous sale of a portion of the Shares received from the exercise of the Option, or (4) in a combination of cash, Share tender and/or cash derived from the sale of Shares. For purposes of determining the amount, if any, of the Option Price satisfied by the sale of Shares, such Shares shall be valued at the closing price on the New York Stock Exchange on the date of exercise. Any Shares sold in satisfaction of all or a portion of the Option Price shall be transferred or assigned pursuant to procedures adopted by the Company from time to time.

(b) WITHHOLDING. The Company will, as soon as is reasonably possible, notify the Optionee of the amount of withholding tax, if any, that must be paid under United States federal, state and local law, or similar applicable non-United States laws, due to the exercise of the Option. The Company shall have no obligation to deliver certificates for the Shares purchased until the Optionee pays to the Company the amount of withholding specified in the Company's notice. Alternatively, the Optionee may direct the Company to withhold that number of Shares (valued according to the procedures set forth in Section III (a) above on the date of withholding) sufficient to satisfy such obligation, subject to such restrictions or procedures as the Company deems necessary.

(c) CONDITION TO EXERCISE. Before the Optionee may exercise the Option or any part thereof, the Company must first receive from the Optionee: (1) the Optionee's written acknowledgement that the Optionee has read, and has been afforded an opportunity to ask questions of management of the Company regarding, all financial and other information regarding the Company which the Optionee considers important in deciding whether to exercise the Option, (2) the Optionee's written representation that the Optionee is purchasing the Shares for the Optionee's own account and not on behalf of others, and (3) appropriate payment or other arrangements with respect to any withholding tax requirement arising from exercise of the Option.

(d) SECURITIES LAWS MATTERS. The Optionee understands and acknowledges that United States federal and state securities laws govern and restrict the Optionee's right to offer, sell or otherwise dispose of any Shares unless the offer, sale or other disposition thereof is registered under the Securities Act of 1933 (the "'33 Act") and any applicable state securities laws. Furthermore, the Optionee understands that local non-U.S. laws may also govern the Optionee's disposition of Shares. The Optionee agrees that the Optionee will not offer, sell or otherwise dispose of any Shares in any manner which would require the Company to file any registration statement with the Securities and Exchange Commission (or similar filing under state or local law) or to violate the '33 Act, the rules and regulations promulgated thereunder or any other state, federal or local law. The Optionee further understands that the certificates for any Shares the Optionee purchases will bear such legends as the Company deems necessary or desirable in connection with the '33 Act or other rules, regulations or laws. NOTHING IN THIS OPTION ALTERS THE GENERAL RULE THAT THE OPTIONEE MAY NOT TRADE IN THE COMPANY'S SECURITIES (INCLUDING THE SALE OF SHARES ACQUIRED BY EXERCISING THIS OPTION) DURING A COMPANY-IMPOSED QUARTERLY BLACK-OUT PERIOD OR WHILE HE OR SHE IS IN POSSESSION OF MATERIAL NON-PUBLIC INFORMATION REGARDING THE COMPANY (UNLESS THE OPTIONEE HAS GIVEN PRIOR INSTRUCTIONS MEETING LEGAL REQUIREMENTS).

SECTION IV

Termination of Employment

(a) TERMINATION FOR CAUSE. If the Optionee's employment with the Company or any affiliate terminates for Cause (which shall have a definition herein identical to the definition of "Termination for Cause" under the Company's Severance Plan, as amended from time to time) all Shares represented by the Option, whether Vested or unvested on such termination date, shall terminate with immediate effect and shall no longer be exercisable.

(b) TERMINATION OTHER THAN FOR CAUSE. Except as set forth in this Section's (c), (d), (e), or (f) below, if the Optionee's employment with the Company or any affiliate is terminated (1) voluntarily by the Optionee, or (2) by the Company other than in a Termination for Cause, all Shares represented by the Option that are Vested on such termination date shall remain exercisable for one (1) month after the termination date, after which time they shall be terminated. All Shares represented by the Option that are unvested on the date of termination shall be forfeited with immediate effect.

(c) RETIREMENT. If the Optionee should leave the employ of the Company or its affiliates by reason of an event of Retirement prior to the Expiration Date, all Shares subject to this Option shall continue to Vest in accordance with the Vesting Schedule, and shall be exercisable at any time prior to the Expiration Date. An event of "Retirement" shall mean the Optionee's voluntary termination of his or her Employment with the Company under circumstances which would permit the Optionee to receive retirement or early retirement benefits under a formal Company-sponsored pension plan or similar arrangement (assuming for the limited purposes of this definition that the Optionee meets all of the criteria for participation in such plan or arrangement). "Employment" shall mean the continuing status of the Optionee as a full-time permanent salaried or hourly employee of the Company or another entity so long as that entity is, and at all relevant times continues to be, an affiliate (as that term is defined under the regulations of the United States Securities and Exchange Commission) of the Company. Employment (i) shall include any period of illness or temporary disability during which the Optionee continues to receive salary pursuant to the policies of the Company, as in effect from time to time, but (ii) shall not include any period of time during which the Optionee is receiving salary continuation, payments in lieu of statutory or other notice, or during a statutory notice period, or other benefits as a result of the termination of Employment or any leave of absence of a duration longer than three (3) months.

(d) DISABILITY. If the Optionee should leave the employ of the Company or its affiliates by reason of an event of Disability prior to the Expiration Date, all Shares subject to this Option shall immediately Vest and shall be exercisable for one (1) year after the date on which the Optionee ceases being an employee. An event of "Disability" shall mean the Optionee's termination in good standing from the employ of the Company for reasons of disability under the then-established rules of the Company, consistent with all applicable federal, state and local (including international) laws.

(e) DEATH. If the Optionee should die while an employee and prior to the Expiration Date, all Shares subject to this Option shall immediately Vest and be exercisable by his or her beneficiary, executor or estate (in accordance with applicable law) for a period of one (1) year after the date of the Optionee's death.

(f) CHANGE IN CONTROL. Upon the occurrence of a Change in Control of the Company that occurs prior to the Expiration Date and while the Optionee is an employee of the Company or an affiliate, the Option shall be treated in accordance with the provisions of the Company's Change in Control Plan, as amended from time to time. "Change in Control" shall have the meaning set forth in such Change in Control Plan.

SECTION V

Non-Assignability and Non-Exercisability

(a) NON-ASSIGNABILITY. The Option shall not be sold, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution. Further, the Option shall be exercisable during the Optionee's lifetime only by the Optionee or, during periods of legal disability, by the Optionee's legal representative. No Option shall be subject to execution, attachment, or similar process.

(b) NON-EXERCISABILITY. In no event may the Options be exercisable to any extent by anyone after the Expiration Date.

SECTION VI

LIMITATIONS OF Rights in Stock AND EMPLOYMENT

(a) NO STOCKHOLDER RIGHTS. Neither the Optionee, nor the Optionee's successor-in-interest, shall have any of the rights of a stockholder of the Company with respect to the Shares for which the Option is issued until such Shares are issued by the Company.

(b) NO EMPLOYMENT RIGHTS. It is expressly agreed that, anything contained herein to the contrary notwithstanding, this Agreement shall not constitute, or be evidence of, any agreement or understanding, express or implied, that the Company or an affiliate will employ the Optionee for any period of time or in any position or for any particular compensation.

SECTION VII

Notices

Any notice or other communication to be made, served or given to the Company under or pursuant to the terms hereof (a "Notice") shall be in writing and shall be addressed to the Company, in care of the Vice President & Treasurer, at One Executive Drive, Fort Lee, New Jersey 07024 USA, and any notice to be given to the Optionee shall be in writing and addressed to the Optionee's address maintained from time to time in the employment records of the Company or any affiliate, or at such other address as either party may hereafter designate in writing to the other. Such Notice shall be sent by personal delivery or by registered or certified mail, return receipt requested, postage prepaid, or by a nationally known overnight courier (or internationally known courier if sent from outside of the United States), providing written proof of delivery. Any Notice sent in the manner set forth above shall be deemed to have been given and received upon receipt if personally delivered, two (2) days after it has been delivered to a nationally (internationally) known overnight courier, and three (3) days after it has been deposited in the United States mail (or other non-United States government-sponsored mail system) if sent by mail. If a Notice is delivered otherwise than as set forth above, it shall be deemed to have been given when received. The substance of any Notice shall be deemed to have been fully acknowledged in the event of refusal of acceptance by the party to whom the notice is addressed.

SECTION VIII

Successors or Assigns of the Company

The Option shall be binding upon and shall inure to the benefit of any successor of the Company.

SECTION IX

Miscellaneous

(a) DESIGNATION OF BENEFICIARY. The Optionee shall have the right to appoint any individual or legal entity in writing as his or her beneficiary to receive any Option (to the extent not previously terminated or forfeited) under this Agreement upon the Optionee's death, by filing with the Company physical evidence of such intent on the form or forms required by the Company (a sample of which is attached hereto as Exhibit A). Such designation under this Agreement may be revoked by the Optionee at any time and a new beneficiary may be appointed by the Optionee by execution and submission of the form or form required for this purpose by the Company. In order to be effective, a designation of beneficiary must be completed by the Optionee and received by the Company prior to the date of the Optionee's death. In the absence of such designation, the Optionee's beneficiary shall be the legal representative of the Optionee's estate.

(b) INCORPORATION OF PLAN. The terms and provisions of the Plan are hereby incorporated in this Agreement. Unless otherwise specifically stated herein, such terms and provisions shall control in the event of any inconsistency between the Plan and this Agreement.

(c) GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the terms of Section 20.5 of the Plan providing for use of the internal laws of the State of New Jersey in the United States; provided, however, that, insofar as the Company is incorporated under the laws of the State of Delaware in the United States, the General Corporate Law of the State of Delaware (or any successor statute) shall govern those matters that apply to the internal governance of the Company. Furthermore, the Optionee hereby irrevocably submits to the co-exclusive jurisdiction of (i) the Superior Court of New Jersey, and (ii) the United States District Court for the District of New Jersey, to resolve any and all issues that may arise out of or relate to this Agreement. THE SECURITIES ISSUED HEREUNDER SHALL BE GOVERNED BY AND IN ACCORDANCE WITH THE CORPORATE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE NON-UNITED STATES LAWS. Each of the parties hereto further agrees that service of any process, summons, notice or documents by United States registered mail, return receipt requested, or internationally known overnight courier, in accordance with the provisions of Section VII above, shall be effective service of process for any action, suit or proceeding in New Jersey.

(d) PERMISSION TO USE EMPLOYEE INFORMATION. By accepting this Option, the Optionee is granting to the Company the Optionee's express permission to use, transmit (including international transmittal), store and otherwise handle the Optionee's personally-identifiable information in furtherance of administering the Company's compensation and benefits programs.

(e) ACCEPTANCE. By accepting this Agreement through the E*Trade system (as described in Section II(b) above), the Optionee is accepting the Option as set forth in this Agreement and agreeing to the terms and conditions hereof, including all provisions of the Plan. The Optionee is further acknowledging that a copy of the Plan is available for the Optionee's review as part of the E*Trade delivery system, as publicly filed with the Company's securities filings, and with representative Human Resources personnel.

End of Agreement.

EXHIBIT A

DESIGNATION OF BENEFICIARY

Name of Optionee: ________________________________

Grant Date of Option: ______________________________

Number of Option Shares: ___________________________

If I, the Optionee, shall die prior to the expiration of the option identified above (the "Option"), as provided in the corresponding Award Agreement for the Option (the "Agreement"), then all rights to such Option granted under the Agreement that I hereby hold upon my death, to the extent not previously terminated or forfeited, shall be transferred to ___________________________________________ (insert name of beneficiary) _______-_____-_______ (insert Social Security # of beneficiary, if known) in the manner provided for in the 2003 Omnibus Incentive Compensation Plan and the Agreement.

_________________________________ __________________

Signature of Optionee Date

Receipt acknowledged on behalf of __________________________ (insert name of Optionee) by ____________________________________ (insert name of Company respresentative):

_________________________________

Signature of Company Representative

Date